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                                                                    EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS

                                              THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   MARCH 31,                    MARCH 31,
                                           -------------------------    ------------------------
                                              2000           1999          2000          1999
                                           -----------    ----------    ----------    ----------
Basic earnings per common share
  Net income for calculating basic
     earnings per common share             $(1,083,000)   $  642,000    $1,257,000    $5,307,000
                                           ===========    ==========    ==========    ==========
  Average common shares outstanding          5,138,000     5,418,000     5,122,000     5,613,000
                                           -----------    ----------    ----------    ----------
  Basic earnings per common share                (0.21)         0.12          0.25          0.94
                                           ===========    ==========    ==========    ==========
Diluted earnings per common share
  Net income for calculating basic
     earnings per common share              (1,083,000)      642,000     1,257,000     5,307,000
                                           ===========    ==========    ==========    ==========
  Average common shares outstanding          5,138,000     5,418,000     5,122,000     5,613,000
  Add exercise of options and warrants               0             0        16,000             0
                                           -----------    ----------    ----------    ----------
  Diluted common shares outstanding        $ 5,138,000    $5,418,000    $5,138,000    $5,613,000
                                           ===========    ==========    ==========    ==========
  Diluted earnings per common share              (0.21)         0.12          0.24          0.94
                                           ===========    ==========    ==========    ==========
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